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                                  EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

                                                               JURISDICTION IN
      SUBSIDIARY                                              WHICH INCORPORATED
      ----------                                              ------------------
      Heller International Group, Inc........................      Delaware
      Heller International Holdings, Inc.....................      Delaware

  The names of other subsidiaries of the Company are omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.